SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     May 27, 2002

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16821	52-2059782
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700,
Arlington, Virginia, 22209-2411
(Address of principal executive offices)

(703) 312-6100
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     On May 27, 2002, United Defense Industries, Inc., and its wholly-owned subsidiary UDII Torch Acquisition Corporation entered into an agreement to acquire United States Marine Repair, Inc. for an aggregate purchase price, subject to certain adjustments, of approximately $316 million. United Defense is using a combination of cash on hand and additional borrowings to finance the transaction. United Defense expects to complete the transaction by the end of June 2002.

     The summary of the transaction described above is qualified by reference to the Agreement and Plan of Merger and press release announcing the transaction, copies of which are attached as exhibits hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.

By: /s/ FRANCIS RABORN Francis Raborn (Vice President, Chief Financial Officer and Authorized Signatory)

Dated: June 3, 2002

EXHIBIT INDEX

Exhibit No	Description

2.1	Agreement and Plan of Merger by and among United Defense Industries, Inc., UDII Torch Acquisition Corporation, United States Marine Repair, Inc., and TC Group, L.L.C. as representative dated May 27, 2002. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Merger. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

99.1	Press Release regarding the acquisition of United States Marine Repair, Inc., dated May 28, 2002.